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                      CONSENT OF EAGER & ASSOCIATES


      The undersigned hereby consents to the reference to this firm and to the description of its report entitled "1996 Study of Insurance Companies'
Use of External Managers: Key Trends and Issues Affecting Insurance Companies' Use of External Managers" under the captions "Prospectus Summary - The Company - General," "Prospectus Summary - The Company - Developing Trends in the Insurance Industry," "Risk Factors - Significant Industry Competition," "Business - General," and "Business - Industry Background and Trends" in the Registration Statement on Form S-1 (No. 333-35993), as it may be amended from time to time, filed by Conning Corporation with the Securities and Exchange Commission in connection with Conning Corporation's initial public offering of its common stock.

       The undersigned further consents to the incorporation by reference of this consent pursuant to Rule 439(b) under the Securities Act of 1933, as amended (the "Securities Act"), into any subsequent registration statement relating to the same offering that may be filed pursuant to Rule 462(b) under the Securities Act.

                                    EAGER & ASSOCIATES



                                    By:    /s/ David Holmes
                                           -------------------------------
                                    Name:  David Holmes
                                           -------------------------------
                                    Title: Marketing Research Director
                                           -------------------------------
                                           November 18, 1997


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